                           SUPPLEMENTAL LOAN AGREEMENT

                         Dated as of September 25, 1996



            This Supplemental Loan Agreement is made between Station Casinos, Inc., a Nevada corporation ("Parent") and Sunset Station, Inc., a Nevada corporation ("Sunset"). The parties hereto, for valuable consideration and intending to be legally bound, hereby agree as follows:


                                   Article I.

                                   DEFINITIONS

            Section 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth below:

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Nevada are authorized or required to close.

            "COMMITMENT" means, collectively, (a) the commitment of Parent to make Supplemental Loans to Sunset in an aggregate outstanding principal amount of up to $25,000,000 pursuant to Section 2.01(a), subject to automatic reduction of such amount pursuant to Section 2.04, (b) the commitment of Parent to make a Supplemental Loan to Sunset in an amount sufficient to permit Sunset to exercise its early termination option under Section 5.4 of the Sublease and (c) the commitment of Parent to make a Supplemental Loan to Sunset in an amount sufficient to permit Sunset to exercise the Purchase Option (as such term is defined in the Sublease), but not to exceed the Purchase Option Exercise Amount (as such term is defined in the Sublease) as it exists from time to time, subject in the case of each of clauses (a), (b) and (c) to the terms and conditions of Section 3.02.



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            "INDEBTEDNESS" means, with respect to any person, all indebtedness of such person for borrowed money or the deferred purchase price of assets sold to such person.

            "INDENTURES" means those certain Indentures dated as of June 1, 1993 (as amended), May 11, 1994 (as amended) and March 29, 1996 covering Parent's 9-5/8% Senior Subordinated Notes Due 2003 and 2006.

            "INDENTURE BASKET AMOUNT", as of any date of determination, the aggregate amount of additional "Restricted Investments" which may as of such date be made pursuant to Section 4.05 of each of the Indentures giving effect to all "Restricted Payments" and "Restricted Investments" made by Parent prior to such date. The terms "Restricted Investments" and "Restricted Payments" are defined in the Indentures.

            "INTEREST ACCRUAL DATE" means each March 31, June 30, September 30 and December 31, commencing with the first such date to occur after the initial Supplemental Loan.

            "INITIAL DRAWDOWN PERIOD" means the one-year period commencing on the Initial Test Date; PROVIDED that a Supplemental Loan made under
Section 2.01(a) that is requested by Sunset based on its financial condition as of the last day of the Initial Drawdown Period shall be deemed made within the Initial Drawdown Period if made within forty-five (45) days after the Initial Drawdown Period.

            "INITIAL TEST DATE" means the last day of the first full calendar quarter ending after the Project Completion Date.

            "MATURITY DATE" means September 30, 2001.

            "PARENT'S REVOLVING CREDIT FACILITY" means that certain Amended And Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Parent, certain of its subsidiaries, Bank of America, N.T.&S.A. as Managing Agent and the other banks party thereto, as the same may be amended.

            "PROJECT COMPLETION DATE" means the date upon which the Sunset Station Hotel & Casino is open for business to the


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general public with at least 95% of the planned hotel rooms ready for occupancy, at least 95% of the planned casino space ready for gaming and substantially all other amenities substantially complete.

            "REVOLVER BASKET AMOUNT" means, as of any date of determination, the aggregate amount of additional "New Venture Investments" in "Unrestricted New Venture Entities" which may as of such date be made pursuant to Section 9.15 of Parent's Revolving Credit Facility, giving effect to all such "New Venture Investments" in "Unrestricted New Venture Entities" made by Parent prior to such date. The terms "New Venture Investments" and "Unrestricted New Venture Entity" are defined in the Parent's Revolving Credit Facility. For the purpose of
Section 5.03, the Revolver Basket Amount shall be deemed to include amounts of "New Equity Proceeds" that have not been allocated to the Expansion/New Venture Basket (as defined in the Parent's Revolving Credit Facility) and are therefore available to be allocated under Section 9.15(d) of the Parent's Revolving Credit Facility, PROVIDED that Parent shall allocate such "New Equity Proceeds" in accordance with such Section 9.15(d) promptly upon receipt of a drawdown notice under Section 2.02.

            "SECOND DRAWDOWN PERIOD" means the one year period commencing on the first day following the end of the Initial Drawdown Period; PROVIDED that a Supplemental Loan made under Section 2.01(a) that is requested by Sunset based on its financial condition as of the last day of the Second Drawdown Period shall be deemed made during the Second Drawdown Period if made within forty-five
(45) days after the Drawdown Period.

            "SUBLEASE" means that certain Sublease dated as of September 25, 1996 between Parent (as sublessor) and Sunset (as sublessee) covering certain leased equipment to be installed at the Sunset Station Hotel & Casino.

            "SUBLEASE BALANCE" shall mean the amount payable by Sunset in connection with the exercise of the early termination option under Section 5.4 of the Sublease.



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            "SUPPLEMENTAL LOANS" means the loans made and to be made by Parent to Sunset pursuant to Section 2.01.

            "THIRD DRAWDOWN PERIOD" means the period commencing on the first day following the end of the Second Drawdown Period and ending on October 31, 2000.

                                   Article II.

                          AMOUNT AND TERMS OF THE LOANS

            Section 2.01 SUPPLEMENTAL CREDIT FACILITY. (a) Parent hereby agrees, on the terms and conditions hereinafter set forth, to make Supplemental Loans to Sunset from time to time during the period from the date hereof up to and including October 31, 2000 in an aggregate principal amount not to exceed at any time outstanding $25,000,000; PROVIDED that (i) Supplemental Loans made during the Initial Drawdown Period shall not exceed $10,000,000,
(ii) Supplemental Loans made during the Second Drawdown Period shall not exceed $10,000,000 and (iii) Supplemental Loans made during the Third Drawdown Period shall not exceed $5,000,000, subject, in the case of each of clauses (i), (ii) and (iii), to Section 3.02. Each Supplemental Loan under this Section 2.01(a) shall be in an amount not less than $100,000 and shall be an integral multiple thereof.

                 (b) Parent hereby agrees, on the terms and conditions hereinafter set forth, and subject in any event to Sections 3.02 and 2.01(d), to make a Supplemental Loan to Sunset at such time as the early termination option is exercised under Section 5.4 of the Sublease in an amount sufficient to permit Sunset to pay the early termination option exercise price.

                 (c) Parent hereby agrees, on the terms and conditions hereinafter set forth, and subject in any event to Sections 3.02 and 2.01(d). to make a Supplemental Loan to Sunset at such time as the Purchase Option (as such term is defined in the Sublease) is exercised in an amount sufficient to permit Sunset to pay the Purchase Option Exercise Amount (as such term is defined in the Sublease).



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                 (d) No Supplemental Loan shall be made pursuant to Section
2.01(b) or 2.01(c) if the effect thereof is to reduce availability of the Commitment under Section 2.01(a).

            Section 2.02 DRAWDOWNS. Sunset shall give Parent written or telephonic notice (effective upon receipt) of any Supplemental Loan at least one
(1) Business Day prior to the date of such Supplemental Loan. Not later than 1:00 o'clock p.m., Nevada time on the date specified in such notice for the Supplemental Loan, and upon fulfillment of the applicable conditions set forth in Section 3.02, Parent shall make the Supplemental Loan available to Sunset in immediately available funds by crediting the amount thereof to Sunset's demand deposit account with Bank of America Nevada.

            Section 2.03 INTEREST. Sunset shall pay interest on the outstanding and unpaid principal amounts of the Supplemental Loans at a rate per annum equal to the interest rate then in effect for three month "Eurodollar Loans" under Parent's Revolving Credit Facility; PROVIDED that such interest shall be payable solely in the form of commensurate additions to the principal of Supplemental Loans, such additions to be made on each Interest Accrual Date. Parent shall provide Sunset with a written statement as of each Interest Accrual Date setting forth the cumulative accrued interest on Supplemental Loans as of such Interest Accrual Date, which shall be conclusive absent manifest error.

            Section 2.04 AUTOMATIC REDUCTION OF COMMITMENT. The Commitment available for Supplemental Loans under Section 2.01(a) shall automatically be reduced to $15,000,000 on the first day of the Second Drawdown Period and to $5,000,000 on the first day of the Third Drawdown Period, subject in each case to Section 3.02.

            Section 2.05 SUBORDINATION. The Supplemental Loans shall be subordinated in right of payment to all other Indebtedness of Sunset, whether existing at the date hereof or hereafter incurred. No payment or prepayment (whether principal, interest or otherwise) with respect to Supplemental Loans may in any event be made prior to the Maturity Date (EXCEPT for payment of "in-kind" interest pursuant to Section


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2.03) nor shall Sunset be required to set aside any amount for the benefit of
Parent or the repayment of the Supplemental Loans prior to the Maturity Date. No such payment with respect to Supplemental Loans may in any event be made in any liquidation, reorganization, insolvency or similar proceeding of Sunset unless the holders of all other Indebtedness of Sunset have been paid in full in cash and, until the holders of such other Indebtedness have been so paid in full, any distribution to which Parent would otherwise be entitled with respect to Supplemental Loans shall instead be made to the holders of such other Indebtedness of Sunset on a pro rata basis. Parent agrees that it will hold in trust for the benefit of the holders of all other Indebtedness of Sunset any payments received by it from time to time with respect to Supplemental Loans.

            Section 2.06 THE NOTE. The Supplemental Loans shall be evidenced by the Note in the form attached hereto as Exhibit "A".

            Section 2.07 USE OF PROCEEDS. Sunset agrees to use the proceeds of the Supplemental Loans (a) made under Section 2.01(a) solely in the ordinary course of its business, including satisfaction of its legal obligations to third parties from time to time, (b) made under Section 2.01(b) solely for the purpose of fulfilling its payment obligations in connection with the exercise of the early termination option under the Sublease and (c) made under Section 2.01(c) solely for the purpose of fulfilling its payment obligations in connection with the exercise of the Purchase Option under the Sublease.


                                  Article III.

                              CONDITIONS PRECEDENT

            Section 3.01 CONDITIONS PRECEDENT TO INITIAL SUPPLEMENTAL LOAN. The obligation of Parent to make the initial Supplemental Loan is subject to the conditions precedent that Parent shall have received on or before the day of such Supplemental Loan each of the following:


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                 (1)  The Note duly executed by Sunset;

                 (2) Certified copies of the Articles of Incorporation and Bylaws of Sunset and copies of Good Standing Certificates with respect to Sunset issued by the Secretary of State of Nevada; and

                 (3) Certified copies of all corporate action taken by Sunset, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Note.

            Section 3.02 CONDITIONS PRECEDENT TO ALL SUPPLEMENTAL LOANS. The obligation of Parent to make any Supplemental Loan shall be subject to the further conditions precedent that on the date of such Supplemental Loan:

                 (1) Giving effect thereto, such Supplemental Loan is within the Indenture Basket Amount and no "Default" or "Event of Default" (as such terms are defined in the Indentures) would occur under the Indentures as a result of such Supplemental Loan; and

                 (2) Giving effect thereto, such Supplemental Loan is within the Revolver Basket Amount and no "Default" or "Event of Default" (as such terms are defined in the Parent's Revolving Credit Facility) would occur under the Parent's Revolving Credit Facility as a result of such Supplemental Loan.


In the event that either of the foregoing conditions precedent is not satisfied as of the date on which notice of a Supplemental Loan is received by Parent pursuant to Section 2.02, such notice of Supplemental Loan shall be deemed to be automatically renewed on each Business Day thereafter until such time as the applicable condition precedent is satisfied and, if such condition is so satisfied on a subsequent date, Parent shall be obligated to make such Supplemental Loan notwithstanding clauses (a), (b) and (c) of


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the proviso to Section 2.01 or any reduction of the Commitment pursuant to
Section 2.04.

                                  Article IV.

                            REPRESENTATIONS OF SUNSET

            Sunset represents and warrants to Parent that:

            Section 4.01 STATUS AND POWER. Sunset is a corporation duly incorporated under the laws of Nevada, and has the corporate power and authority to transact the business in which it is engaged and to consummate the transactions contemplated by this Agreement.

            Section 4.02 AUTHORITY. The execution, delivery and performance by Sunset of this Agreement and the Note have been duly authorized by all necessary corporate action and do not require the consent of any other person or violate any provision of any law, judgment, indenture or other material agreement to which it is a party.

            Section 4.03 ENFORCEABILITY. This Agreement and the Note are legal, valid and binding obligations of Sunset and enforceable against Sunset in accordance with their terms except to the extent limited by bankruptcy and similar laws affecting creditors' rights generally.

                                   Article V.

                     REPRESENTATIONS AND COVENANTS OF PARENT

            Section 5.01 ENFORCEABILITY. Parent represents that its commitment to make Supplemental Loans set forth in Section 2.01 is a legal, valid and binding obligation of Parent and enforceable against Parent in accordance with its terms except to the extent limited by bankruptcy and similar laws affecting creditors' rights generally.

            Section 5.02 BASKET AMOUNTS. Parent represents that, as of the date hereof, the Indenture Basket Amount is not


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less than $93,500,000 and the Revolver Basket Amount is not less than
$77,000,000.

            Section 5.03 ACTIONS AFFECTING BASKETS. Parent covenants that, other than the making of Supplemental Loans and other investments in Sunset, it will not take any voluntary action that would reduce the Indenture Basket Amount below 150% of the unused Commitment under clause (a) or below 105% of the unused Commitment under clause (c) of the definition of the term "Commitment" then in effect or that would reduce the Revolver Basket Amount below $35,000,000 for the purpose of Supplemental Loans under Section 2.01(a) or below the Sublease Balance for the purpose of Supplemental Loans under Section 2.01(c); PROVIDED that, solely for the purpose of Supplemental Loans under Section 2.01(a), on and after the date that is three months after the Project Completion Date, Parent may reduce the Revolver Basket Amount, but not below $25,000,000. Parent further covenants that if, on the Project Completion Date, the Revolver Basket Amount is less than $25,000,000 for the purpose of Supplemental Loans under
Section 2.01(a) or less than the Sublease Balance for the purpose of Supplemental Loans under Section 2.01(c), it will promptly allocate such "New Equity Proceeds" as may be necessary and available under Section 9.15(d) of Parent's Revolving Credit Facility to result in the Revolver Basket Amount being $25,000,000 for the purposes of Supplemental Loans under Section 2.01(a) and $105% of the then Sublease Balance for the purpose of Supplemental Loans under
Section 2.01(c).

                                  Article VI.

                                EVENTS OF DEFAULT

            Section 6.01 EVENTS OF DEFAULT. The occurrence of either of the following shall be an Event of Default under this Agreement:

                 (1) Sunset shall fail to pay the principal amount due on the Note on the Maturity Date; or



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                 (2)  Any representations made in Article IV hereof shall prove to have been incorrect, incomplete or misleading in any material respect as of the date made; or

                 (3) Sunset institutes or consents to a proceeding relating to it under a bankruptcy or insolvency law or for the appointment of a receiver or any such proceeding is instituted against it without its consent and the same continues undismissed or unstayed for 60 days.

            Section 6.02 REMEDIES. Upon the occurrence of an Event of Default, Parent may declare its obligation to make further Supplemental Loans to be terminated and may declare the principal amount outstanding under the Note to be due and payable, all without notice, presentment or demand, which are hereby waived by Sunset; PROVIDED that none of the foregoing shall be effective until the tenth (10) Business Day after Parent has notified the holders of all Indebtedness of Sunset of its intent to do so. In addition, Parent may exercise such remedies as are available under applicable laws to a creditor, subject to the rights of the holders of other Indebtedness of Sunset as set forth in
Section 2.05.

                                  Article VII.

                                  MISCELLANEOUS

            Section 7.01 AMENDMENTS AND WAIVERS. Any amendment to or waiver of this Agreement must be in a writing that specifically refers to this Agreement and that is signed by an authorized officer of both Parent and Sunset.

            Section 7.02 ASSIGNMENTS. The rights of Sunset hereunder are assignable (including by the grant of a security interest therein) without the consent of Parent. The parties hereto agree that any amendment or waiver hereof after Parent has been notified in writing of such assignment or security interest shall not be effective without the written consent of any such assignee or grantee of a security interest.

            Section 7.03    COSTS AND EXPENSES.   Each of the parties hereto
agrees to pay on demand all costs and expenses


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incurred by the other party in any legal proceeding to enforce the rights of such party under this Agreement if such other party is the prevailing party in such legal proceeding.

            Section 7.04 INTEGRATION. This Agreement and the Note contains the entire Agreement between the parties relating to the subject matter hereof and supersedes all oral agreements and prior writings with respect thereto.

            Section 7.05 GOVERNING LAW. This Agreement shall be governed by, and constructed in accordance with, the laws of the State of Nevada.


















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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    STATION CASINOS, INC.,
                                    A Nevada Corporation



                                    By     /s/ Glenn C. Christenson
                                       -------------------------------------
                                           Glenn C. Christenson
                                           Executive Vice President,
                                           Chief Financial Officer
                                           and Treasurer




                                    SUNSET STATION, INC.,
                                    A Nevada Corporation



                                    By     /s/ Glenn C. Christenson
                                       -------------------------------------
                                           Glenn C. Christenson
                                           Vice President, Chief
                                           Financial Officer and
                                           Treasurer


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